UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SpartanNash Company

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2025

SpartanNash Company

(Exact name of Registrant as Specified in Its Charter)

Michigan	000-31127	38-0593940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 76th Street, S.W. P.O. Box 8700
Grand Rapids, Michigan	49518-8700
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	SPTN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, on June 22, 2025, SpartanNash Company, a Michigan corporation (the “Company” or “SpartanNash”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, New Mackinac HoldCo, Inc., a Delaware corporation (“Parent”), Mackinac Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of Parent, and C&S Wholesale Grocers, LLC, a Delaware limited liability company (“Guarantor” or “C&S”), pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Transaction”), with the Company surviving the Transaction as a wholly-owned subsidiary of Parent.

On July 18, 2025, the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) its preliminary proxy statement on Schedule 14A relating to the special meeting of SpartanNash shareholders to be held on September 9, 2025 (the “Proxy Statement”) to, among other things, vote on a proposal to approve the Merger Agreement. The Company subsequently filed, on July 31, 2025, a definitive Proxy Statement, which the Company first mailed to its shareholders on or about the same day (the “Definitive Proxy Statement”).

On August 13, 2025 and August 14, 2025, two complaints were filed in New York County Supreme Court by purported shareholders of the Company: (i) Kevin O’Conner v. SpartanNash Company, et al., Case No. 654832/2025 (New York Sup. Ct. filed August 13, 2025); and (ii) Bruce Miller v. SpartanNash Company, et al., Case No. 654854/2025 (New York Sup. Ct. filed August 14, 2025) (together, the “SpartanNash Actions”). The SpartanNash Actions name the Company and the members of its board of directors (the “Board of Directors”) as defendants. The SpartanNash Actions assert claims under New York state law in connection with the filing of the Definitive Proxy Statement and generally allege that the Definitive Proxy Statement is false and misleading as it allegedly contains materially incomplete and/or misleading information. The SpartanNash Actions seek, among other things, to enjoin or rescind the Transaction and request an award of attorneys’ fees, experts’ fees, and damages in unspecified amounts.

In addition to the SpartanNash Actions, certain purported SpartanNash shareholders have delivered demand letters (the “Demands,” and together with the SpartanNash Actions, the “Matters”) alleging similar deficiencies and/or omissions regarding the disclosures made in the Proxy Statement or the Definitive Proxy Statement. It is possible that additional, similar complaints may be filed, the SpartanNash Actions described above may be amended or additional demand letters may be delivered. SpartanNash does not intend to announce the filing of each additional, similar complaint or any amended complaint (including any amended SpartanNash Actions) unless it contains materially new or different allegations or, in the opinion of the Company, believes a material loss is probable and reasonably estimable.

SpartanNash believes the allegations and claims asserted in the Matters are without merit and that supplemental disclosures are not required or necessary under applicable laws. However, in order to avoid the risk of the Matters delaying or otherwise adversely affecting the Transaction and to minimize the costs, risks and uncertainties inherent in defending the SpartanNash Actions, and without admitting any liability or wrongdoing, SpartanNash is hereby voluntarily amending and supplementing the Definitive Proxy Statement as described in this Current Report on Form 8-K (the “Supplemental Disclosures”) for the purpose of mooting the allegations in the Matters. SpartanNash denies that it has violated any laws or that SpartanNash or any member of the Board of Directors breached any duties to the Company’s shareholders. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality of the Supplemental Disclosures under applicable laws of any of the disclosures set forth herein.

These Supplemental Disclosures will not affect the consideration to be paid in connection with the Transaction or the timing of the special meeting of the shareholders of the Company.

* * * * *

SUPPLEMENTAL DISCLOSURES TO THE DEFINITIVE PROXY STATEMENT

These Supplemental Disclosures should be read in conjunction with the disclosures contained in the Definitive Proxy Statement, which in turn should be read in its entirety, along with periodic reports and other information SpartanNash files with the SEC. To the extent that information herein differs from or updates information contained in the Definitive Proxy Statement, the information contained herein supersedes the information contained in the Definitive Proxy Statement. All page references are to the Definitive Proxy Statement and terms used below, unless otherwise defined, have the meanings ascribed to such terms in the Definitive Proxy Statement. New text within restated language from the Definitive Proxy Statement is indicated in bold, underlined text (e.g., bold, underlined text) and removed language within the restated language from the Definitive Proxy Statement is indicated in strikethrough text (e.g., ~~strikethrough tex~~t), as applicable. The information contained herein speaks only as of August 29, 2025, unless the information indicates another date applies.

The section of the Definitive Proxy Statement entitled “The Merger Proposal – Opinion of SpartanNash’s Financial Advisor” is amended and supplemented as follows:

The following Supplemental Disclosure replaces in its entirety the first four paragraphs under the subheading “Selected Publicly Traded Companies Analysis” beginning on page 45 of the Definitive Proxy Statement:

BofA Securities reviewed publicly available financial and stock market information for SpartanNash and ~~the following~~ three selected publicly traded companies in the food retail distribution and grocery retail distribution industries~~:~~, listed in the table below, which BofA Securities considered, in its professional judgment and experience, to be most relevant to its analysis, in each case, when reviewed as a whole based on each company’s financial, operating and other characteristics.

~~Food Retail Distribution~~

~~•~~	~~United Natural Foods, Inc.~~

~~Grocery Retail Distribution~~

~~•~~	~~Albertsons Companies, Inc.~~

~~•~~	~~The Kroger Co.~~

BofA Securities reviewed, among other information, enterprise values for each of the selected publicly traded companies, and for SpartanNash, calculated as equity value based on closing share prices of the applicable selected company on June 20, 2025, plus debt and debt-like items, preferred equity and non-controlling interest (as applicable), and less cash and cash equivalents (each, as applicable), as a multiple of estimated adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), unburdened by stock-based compensation expense, for calendar year 2025 (“CY 2025E / Adjusted EBITDA”), for the applicable company. Financial data of the selected publicly traded companies were based on public filings and publicly available Wall Street research analysts’ estimates published by FactSet as of June 20, 2025. Financial data of SpartanNash was derived from SpartanNash Forecasts and equity information provided by SpartanNash management, as well as publicly available Wall Street research analysts’ estimates published by FactSet as of June 20, 2025.

~~The overall low to high CY 2025E / Adjusted EBITDA multiples observed for the selected publicly traded companies were 5.2x to 7.3x (with a median for the food retail distribution companies (including SpartanNash) and grocery retail companies of 5.5x and 6.2x, respectively).~~

The results of this review were as follows:

Company	Enterprise Value ($ in millions)	CY 2025E / Adjusted EBITDA
Food Retail Distribution
United Natural Foods, Inc.	$3,321	5.8x
United Natural Foods, Inc.(1)	$3,860	6.6x
Grocery Retail Distribution
Albertsons Companies, Inc.	$20,138	5.2x
The Kroger Co.(2)	$59,816	7.3x

(1)	Represents UNFI valuation and multiples as of June 6, 2025, the trading day prior to the cyberattack press release.
(2)	KR EBITDA consensus estimates include stock-based compensation addbacks to remain consistent with SPTN, UNFI and ACI. Stock-based compensation addbacks estimated to be 0.1% of sales based on historical trends.

BofA Securities noted that the CY 2025E / Adjusted EBITDA multiple observed for SpartanNash was (i) 5.0x based on the SpartanNash Forecasts and the closing price per share of SpartanNash common stock on June 20, 2025, and (ii) 5.1x based on publicly available Wall Street research analysts’ estimates and the closing price per share of SpartanNash common stock on June 20, 2025.

Based on BofA Securities’ review of the CY 2025E / Adjusted EBITDA multiples observed for the selected publicly traded companies and on its professional judgment and experience, BofA Securities applied a multiple reference range of 5.15x to 6.25x to the estimate of calendar year 2025 Adjusted EBITDA for SpartanNash reflected in the SpartanNash Forecasts to calculate ranges of implied enterprise values for SpartanNash. BofA Securities then calculated implied equity value per share reference ranges for SpartanNash (rounded to the nearest $0.25) by adding to these ranges of implied enterprise values an estimate of SpartanNash’s net debt of approximately $761 million as of April 19, 2025, as provided by SpartanNash management ~~reflected in SpartanNash’s Quarterly Report on Form 10-Q filed on May 29, 2025~~, and dividing the results by a number of fully-diluted shares of SpartanNash common stock outstanding of approximately 35.985 to 37.488 million (calculated on a treasury stock method basis, based on information provided by SpartanNash management).

The following Supplemental Disclosure replaces in its entirety the first two full paragraphs under the subheading “Selected Precedent Transactions Analysis” on page 47 of the Definitive Proxy Statement, including by amending and restating in their entirety the tables under the subheadings “Food Retail Distribution” and “Grocery Retail Distribution”, respectively, by adding the bolded and underlined columns entitled “Transaction Enterprise Value ($ in millions)” and “EV / LTM Adjusted EBITDA”, respectively to such tables as set forth below:

BofA Securities reviewed, to the extent publicly available, financial information relating to the ~~following~~ selected transactions listed in the table below involving companies in the grocery retail distribution and food retail distribution industries announced since 2012~~:~~.

~~Food Retail Distribution~~

~~Announcement Date~~	~~Acquiror~~	~~Target~~
~~October 14, 2022~~	~~The Kroger Co.~~	~~Albertsons Companies, Inc.~~
~~April 16, 2019~~	~~Apollo Global Management, LLC~~	~~Smart & Final Stores, Inc.~~
~~June 16, 2017~~	~~Amazon.com, Inc.~~	~~Whole Foods Market, Inc.~~
~~October 17, 2016~~	~~Onex Corporation~~	~~MORAN FOODS, LLC (dba Save-A-Lot)~~
~~March 14, 2016~~	~~Apollo Global Management, LLC~~	~~The Fresh Market, Inc.~~
~~November 11, 2015~~	~~The Kroger Co.~~	~~Roundy’s, Inc.~~
~~March 6, 2014~~	~~Albertson’s Holdings LLC~~	~~Safeway Inc.~~
~~December 20, 2013~~	~~TPG Partners, LLC~~	~~Arden Group, Inc.~~
~~July 9, 2013~~	~~The Kroger Co.~~	~~Harris Teeter Supermarkets, Inc.~~
~~October 11, 2012~~	~~Ares Management LLC~~	~~Smart & Final Holdings Corp.~~

~~Grocery Retail Distribution~~

~~Announcement Date~~	~~Acquiror~~	~~Target~~
~~July 26, 2018~~	~~United Natural Foods, Inc.~~	~~SUPERVALU INC.~~
~~October 18, 2017~~ 	~~SUPERVALU INC.~~	~~ASSOCIATED GROCERS OF FLORIDA, INC.~~
~~April 10, 2017~~	~~SUPERVALU INC.~~	~~Unified Grocers, Inc.~~
~~July 22, 2013~~	~~Spartan Stores, Inc.~~	~~Nash-Finch Company~~

BofA Securities reviewed the enterprise values implied for each target company, based on the consideration payable in the applicable selected transaction, as a multiple of each respective target company’s Adjusted EBITDA, unburdened by stock-based compensation expense (to the extent such information was publicly available), for the twelve-month period immediately preceding the announcement of each respective transaction (such multiples, “EV / LTM Adjusted EBITDA” multiples). Financial data relating to each of the selected transactions was based on publicly available information. ~~The overall low to high EV / LTM Adjusted EBITDA multiples of the target companies in the selected transactions were 5.4x to 11.1x~~.

The results of this review were as follows:

Food Retail Distribution

Announcement Date	Acquiror	Target	Transaction Enterprise Value ($ in millions)	EV / LTM Adjusted EBITDA
October 14, 2022	The Kroger Co.	Albertsons Companies, Inc	$24,600	5.4x
April 16, 2019	Apollo Global Management, LLC	Smart & Final Stores, Inc.	$1,115	6.1x
June 16, 2017	Amazon.com, Inc.	Whole Foods Market, Inc	$13,716	10.2x
October 17, 2016	Onex Corporation	MORAN FOODS, LLC (dba Save-A-Lot)	$1,365	6.8x
March 14, 2016	Apollo Global Management, LLC	The Fresh Market, Inc.	$1,360	7.1x
November 11, 2015	The Kroger Co.	Roundy’s, Inc.	$800	7.0x
March 6, 2014	Albertson’s Holdings LLC	Safeway Inc.	$8,977	6.4x
December 20, 2013	TPG Partners, LLC	Arden Group, Inc.	$394	9.9x
July 9, 2013	The Kroger Co.	Harris Teeter Supermarkets, Inc.	$2,500	7.4x
October 11, 2012	Ares Management LLC	Smart & Final Holdings Corp.	$975	7.5x

Grocery Retail Distribution

Announcement Date	Acquiror	Target	Transaction Enterprise Value ($ in millions)	EV / LTM Adjusted EBITDA
July 26, 2018	United Natural Foods, Inc.	SUPERVALU INC.	$2,959	7.2x
October 18, 2017	SUPERVALU INC.	ASSOCIATED GROCERS OF FLORIDA, INC.	$193	9.7x
April 10, 2017	SUPERVALU INC.	Unified Grocers, Inc.	$390	11.1x
July 22, 2013	Spartan Stores, Inc.	Nash-Finch Company	$782	6.6x

The following Supplemental Disclosure replaces in its entirety the third full paragraph under the subheading “Selected Precedent Transactions Analysis” on page 47 of the Definitive Proxy Statement:

Based on BofA Securities’ review of the EV / LTM Adjusted EBITDA multiples for the selected transactions and on its professional judgment and experience, BofA Securities applied an EV / LTM Adjusted EBITDA multiple reference range of 5.50x to 7.25x to SpartanNash’s Adjusted EBITDA, unburdened by stock-based compensation expense, for the twelve-month period ending April 19, 2025. BofA Securities then calculated an implied range of equity values per share for SpartanNash (rounded to the nearest $0.25) by adding to the range of implied enterprise values an estimate of SpartanNash’s net debt of approximately $761 million as of April 19, 2025, as provided by SpartanNash management ~~reflected in SpartanNash’s Quarterly Report on Form 10-Q filed on May 29, 2025~~, and dividing the results by a number of fully-diluted shares of SpartanNash common stock of approximately 36.055 to 37.955 million estimated to be outstanding as of the closing of the Merger, in each case, as provided by SpartanNash management.

The following Supplemental Disclosure replaces in its entirety the first full paragraph under the subheading “Illustrative Discounted Cash Flow Analyses” on page 48 of the Definitive Proxy Statement:

BofA Securities performed an illustrative discounted cash flow analysis of SpartanNash, based on SpartanNash Forecasts, using two cases: one excluding hypothetical future programmatic M&A, and one including the impact of potential future hypothetical programmatic M&A reflected in such forecasts (such SpartanNash Forecasts excluding M&A and including M&A are presented in the section entitled “—Certain Unaudited Prospective Financial Information”, referred to in this section as the “Management Case” and “Management Case Including M&A”), to calculate ranges of implied net present values per share of SpartanNash common stock utilizing estimates of the standalone, unlevered, after-tax free cash flows SpartanNash was expected to generate over the period from April 20, 2025 through December 31, 2029, based on the SpartanNash Forecasts under each of the Management Case and the Management Case Including M&A. BofA Securities calculated terminal values for SpartanNash, by applying an EBITDA exit multiple range of 5.15x to 6.25x, based on BofA Securities’ professional judgment and experience, to the terminal year unlevered free cash flows of $88 million and $119 million based on the SpartanNash Forecasts under each of the Management Case and the Management Case Including M&A, respectively. The unlevered free cash flows and the terminal values, under each of the Management Case and the Management Case Including M&A, were discounted to April 19, 2025, utilizing the mid-year discounting convention, and using discount rates ranging from 8.25% to 9.25%, which were based on an estimate of SpartanNash’s weighted average cost of capital, derived using the capital asset pricing model, which took into account, among other things, the risk-free rate, the relevant unlevered beta and the historical equity risk premium, the Company’s cost of debt, its tax rate, and an estimate of the long-term debt to total capitalization.

The following Supplemental Disclosure replaces in its entirety the second full paragraph under the subheading “Illustrative Discounted Cash Flow Analyses” on page 48 of the Definitive Proxy Statement:

BofA Securities then calculated implied equity values per share reference ranges for SpartanNash (rounded to the nearest $0.25), under each of the Management Case and the Management Case Including M&A, by adding to these ranges of implied enterprise values an estimate of SpartanNash’s net debt of approximately $761 million as of April 19, 2025, as provided by SpartanNash management ~~reflected in SpartanNash’s Quarterly Report on Form 10-Q filed on May 29, 2025~~, and dividing the results by a number of fully-diluted shares of SpartanNash common stock outstanding of approximately 35.758 to 37.221 million under the Management Case, and of approximately 35.758 to 37.452 million under the Management Case Including M&A (each calculated on a treasury stock method basis, based on information provided by SpartanNash management).

The following Supplemental Disclosure replaces in its entirety the third full paragraph under the subheading “Other Factors” on page 48 of the Definitive Proxy Statement:

Wall Street Analysts Price Targets. BofA Securities reviewed ~~certain~~ three publicly available equity research analyst price targets for shares of SpartanNash common stock, which indicated a present value of $17.93 to $18.83 when discounted by one year at SpartanNash’s estimated mid-point cost of equity of 11.5%, derived using the capital asset pricing model.

Additional Information and Where to Find It

In connection with the Transaction, SpartanNash filed with the SEC a definitive proxy statement relating to the Transaction on July 31, 2025 and first mailed the definitive proxy statement and a proxy card to shareholders of record of SpartanNash on or about the same day. This communication is not intended to be, and is not, a substitute for the definitive proxy statement or any other document that SpartanNash has filed or expects to file with the SEC in connection with the Transaction. SPARTANNASH URGES INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT AND THESE OTHER MATERIALS FILED OR TO BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE INTO THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SPARTANNASH AND THE TRANSACTION. Any vote in respect of resolutions to be proposed at the SpartanNash shareholder meeting to approve the Transaction or other responses in relation to the Transaction should be made only on the basis of the information contained in the definitive proxy statement. Investors will be able to obtain free copies of the definitive proxy statement (when available) and other documents that will be filed by SpartanNash with the SEC at www.sec.gov, the SEC’s website, or from SpartanNash’s website at https://www.spartannash.com/. In addition, the definitive proxy statement and other documents filed by SpartanNash with the SEC (when available) may be obtained from SpartanNash free of charge by directing a request to Investor Relations at https://corporate.spartannash.com/investor-relations.

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”).

SpartanNash, its directors and certain of its officers and employees, may be deemed to be participants in the solicitation of proxies from SpartanNash shareholders in connection with the Transaction. Information about SpartanNash’s directors and executive officers is set forth under the captions “Proposal 1-Election of Directors,” “Board of Directors,” “Ownership of SpartanNash Stock,” “SpartanNash’s Executive Officers,” “Executive Compensation” and “Compensation of Directors” sections of the definitive proxy statement for SpartanNash’s annual meeting of shareholders, filed with the SEC on April 1, 2025. Additional information regarding ownership of SpartanNash’s securities by its directors and executive officers is included in such persons’ SEC filings on Forms 3 and 4. These documents may be obtained free of charge at the SEC’s web site at www.sec.gov and on the Investor Relations page of SpartanNash’s website located at https://corporate.spartannash.com/investor-relations. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Transaction will be included in the proxy statement that SpartanNash expects to file in connection with the Transaction and other relevant materials SpartanNash may file with the SEC.

Cautions Regarding Forward Looking Statements

The matters discussed in this communication and in any related oral statements include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, including statements regarding the Transaction, shareholder and regulatory approvals and the expected timetable for completing the Transaction, expected benefits of the Transaction and any other statements regarding the future plans, strategies, objectives, goals or expectations of the combined company. These forward-looking statements may be identifiable by words or phrases indicating that SpartanNash and/or C&S “expects,” “projects,” “anticipates,” “plans,” “believes,” “intends,” or “estimates,” or that a particular occurrence or event “may,” “could,” “should,” “will” or “will likely” result, occur or be pursued or “continue” in the future, that the “outlook,” “trend,” “guidance” or “target” is toward a particular result or occurrence, that a development is an “opportunity,” “priority,” “strategy,” “focus,” that the combined company is “positioned” for a particular result, or similarly stated expectations. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date made. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies may affect actual results and could cause actual results to differ materially. These risks and uncertainties include the failure to obtain the required vote of SpartanNash’s shareholders in connection with the Transaction; the timing to consummate the Transaction and the risk that the Transaction may not be completed at all or the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the risk that the conditions to closing of the Transaction may not be satisfied or waived; the risk that a governmental or regulatory approval that may be required for the Transaction is not obtained or is obtained subject to conditions that are not anticipated; potential litigation relating to, or other unexpected costs resulting from, the Transaction; legislative, regulatory, and economic developments; risks that the proposed transaction disrupts SpartanNash’s current plans and operations including the continued payment of quarterly dividends; the risk that certain restrictions during the pendency of the Transaction may impact SpartanNash’s ability to pursue certain business opportunities or strategic transactions; the diversion of management’s time on Transaction-related issues; continued availability of capital and financing and rating agency actions; the risk that any announcements relating to the Transaction could have adverse effects on the market price of SpartanNash’s common stock, credit ratings or operating results; and the risk that the Transaction and its announcement could have an adverse effect on the ability to retain and hire key personnel, to retain customers and to maintain relationships with business partners, suppliers and customers. SpartanNash and C&S can give no assurance that the conditions to the Transaction will be satisfied, or that it will close within the anticipated time period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2025	SpartanNash Company

	By:	/s/ Ileana McAlary
Ileana McAlary Executive Vice President, Chief Legal Officer and Corporate Secretary